Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-123909 of White River Capital, Inc. on Form S-4/S-1 of our report dated March 3, 2005 (March 9, 2005 as to Note 15) (which report expresses an unqualified opinion and includes explanatory paragraphs referring to Union Acceptance Corporation's emergence from bankruptcy and a going concern uncertainty) with respect to Union Acceptance Corporation and subsidiaries consolidated financial statements as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004; and of our report dated March 15, 2005 with respect to the financial statement as of December 31, 2004 of White River Capital, Inc., both appearing in the proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such proxy statement/prospectus.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Indianapolis, IN
June 8, 2005